EXECUTION COPY


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                            GMAC MORTGAGE CORPORATION
                                  as Servicer,

                       GMACM MORTGAGE LOAN TRUST 2003-GH1,
                                    as Issuer

                                       and

                         BANK ONE, NATIONAL ASSOCIATION
                              as Indenture Trustee

                    ----------------------------------------


                               SERVICING AGREEMENT

                            Dated as of April 8, 2003

                    ----------------------------------------


                       GMACM MORTGAGE LOAN TRUST 2003-GH1
            GMACM Mortgage Loan-Backed Certificates, Series 2003-GH1
             GMACM Mortgage Loan-Backed Term Notes, Series 2003-GH1



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

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE I         Definitions...............................................................2

        Section 1.01      Definitions.......................................................2

        Section 1.02      Other Definitional Provisions.....................................2

        Section 1.03      Interest Calculations.............................................2

ARTICLE II        Representations and Warranties............................................4

        Section 2.01      Representations and Warranties Regarding the Servicer.............4

        Section 2.02      Representations and Warranties of the Issuer......................5

        Section 2.03      Enforcement of Representations and Warranties.....................5

ARTICLE III       Administration and Servicing of Mortgage Loans............................7

        Section 3.01      The Servicer......................................................7

        Section 3.02      Subservicing Agreements Between Servicer and Subservicers;
                          Enforcement of Subservicers' and Sellers' Obligations.............8

        Section 3.03      Successor Subservicers............................................9

        Section 3.04      Liability of the Servicer.........................................9

        Section 3.05      No Contractual Relationship Between Subservicer and
                          Indenture Trustee or Issuer.......................................9

        Section 3.06      Assumption of Subservicing Agreements by Trustee..................9

        Section 3.07      Collection of Certain Mortgage Loan Payments; Deposits to
                          Custodial Account................................................10

        Section 3.08      Subservicing Accounts; Servicing Accounts........................12

        Section 3.09      [Reserved].......................................................13

        Section 3.10      Permitted Withdrawals from the Custodial Account.................13

        Section 3.11      Maintenance of Hazard Insurance and Omissions and Fidelity
                          Coverage.........................................................15

        Section 3.12      Maintenance of the Primary Insurance Policies; Collections
                          Thereunder.......................................................17

        Section 3.13      Enforcement of Due-on-Sale Clauses; Assumption and
                          Modification Agreements; Certain Assignments.....................17

        Section 3.14      Realization Upon Defaulted Mortgage Loans........................19

        Section 3.15      Trust Estate; Related Documents..................................22

        Section 3.16      Issuer and Indenture Trustee to Cooperate........................23

        Section 3.17      Servicing Compensation...........................................23

        Section 3.18      Annual Statement as to Compliance................................24

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

        Section 3.19      Annual Servicing Report..........................................25

        Section 3.20      Access to Certain Documentation and Information Regarding
                          the Mortgage Loans...............................................25

        Section 3.21      Maintenance of Certain Servicing Insurance Policies..............25

        Section 3.22      Information Required by the Internal Revenue Service and
                          Reports of Foreclosures and Abandonments of Mortgaged
                          Property.........................................................25

        Section 3.23      Administration of Buydown Funds..................................26

ARTICLE IV        Servicing Certificate....................................................27

        Section 4.01      Statements to Securityholders....................................27

        Section 4.02      Tax Returns and 1934 Act Reports.................................30

ARTICLE V         Note Payment Account.....................................................32

        Section 5.01      Note Payment Account.............................................32

ARTICLE VI        The Servicer.............................................................33

        Section 6.01      Liability of the Servicer........................................33

        Section 6.02      Merger or Consolidation of, or Assumption of the Obligations
                          of, the Servicer.................................................33

        Section 6.03      Limitation on Liability of the Servicer and Others...............33

        Section 6.04      Servicer Not to Resign...........................................34

        Section 6.05      Delegation of Duties.............................................34

        Section 6.06      Payment of Indenture Trustee's and Owner Trustee's Fees and
                          Expenses; Indemnification........................................34

ARTICLE VII       Default..................................................................37

        Section 7.01      Servicing Default................................................37

        Section 7.02      Indenture Trustee to Act; Appointment of Successor...............38

        Section 7.03      Notification to Securityholders..................................40

ARTICLE VIII      Miscellaneous Provisions.................................................41

        Section 8.01      Amendment........................................................41

        Section 8.02      GOVERNING LAW....................................................41

        Section 8.03      Notices..........................................................41

        Section 8.04      Severability of Provisions.......................................41

        Section 8.05      Third-Party Beneficiaries........................................42

        Section 8.06      Counterparts.....................................................42

        Section 8.07      Effect of Headings and Table of Contents.........................42

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        Section 8.08      Termination Upon Purchase by the Servicer or Liquidation of
                          All Mortgage Loans; Partial Redemption...........................42

        Section 8.09      Certain Matters Affecting the Indenture Trustee..................43

        Section 8.10      Owner Trustee Not Liable for Related Documents...................43

        Section 8.11      Credit Enhancer..................................................43

EXHIBIT A - MORTGAGE LOAN SCHEDULE........................................................A-1

EXHIBIT B - LIMITED POWER OF ATTORNEY.....................................................B-1

EXHIBIT C - FORM OF REQUEST FOR RELEASE...................................................C-1

EXHIBIT D-1 - FORM OF OFFICER'S CERTIFICATE.............................................D-1-1

EXHIBIT D-2 - FORM OF BACK-UP CERTIFICATE...............................................D-2-1


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

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        This Servicing  Agreement,  dated as of April 8, 2003 (the "Agreement"), is among GMAC Mortgage Corporation, as servicer (the "Servicer"), the GMACM Mortgage Loan Trust 2003-GH1, as issuer (the "Issuer"), and Bank One, National Association, as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

        WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), GMAC Mortgage Corporation, as seller (in such capacity, "GMACM") and as servicer and Witmer LLC, as seller ("Witmer" and together with GMACM, the "Sellers"), will sell to Residential Asset Mortgage Products, Inc. ("RAMP"), as purchaser (in such capacity, the "Purchaser"), the Mortgage Loans on the Closing Date, together with the Related Documents on the Closing Date;

        WHEREAS, RAMP, as depositor (in such capacity, the "Depositor"), will sell the Mortgage Loans and assign all of its rights under the Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date;

        WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

        WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

        WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Mortgage Loans directly or through one or more Subservicers.

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

                                       1
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                                   ARTICLE I


                                   Definitions

Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of April 8, 2003 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02   Other Definitional Provisions.
               -----------------------------

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03 Interest Calculations. All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Notes, other than the Class A-1 and Class B Notes, and the calculation of the Servicing Fees shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of interest on


                                       2
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the Class A-1 and Class B Notes shall be made on the basis of the actual  number of days in an Interest Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         Representations and Warranties

Section 2.01 Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date:

(a) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect (not in the ordinary course of business) on the business, properties, assets, or condition (financial or other) of the Servicer;

(b) the Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(c) the Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any material mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

(e) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Securities which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

(f) The Servicer is an FHA- and VA- approved servicer; and

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(g) The  Servicer is a member of MERS in good  standing,  and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Servicer hereunder.

Section 2.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date:

(a) the Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03 Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Issuer, shall enforce the representations and warranties of GMACM or Witmer pursuant to the Purchase Agreement. Upon the discovery by the Sellers, the Depositor, the Servicer, the Indenture Trustee, the Issuer, the Credit Enhancer or the Custodian of a breach of any of the representations and warranties made by either GMACM or Witmer in the Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (the Custodian being so obligated under the Custodial Agreement). The Servicer shall promptly notify GMACM or Witmer, as applicable, of such breach, and request that, pursuant to the terms of the Purchase Agreement, the respective Seller either (i) cure such breach in all material respects within 90 days from the date such Seller was notified of such breach or, in the case of a breach which has the effect of making the Mortgage Loan fail to be a "qualified mortgage" within the meaning of Section 860G of the Internal Revenue Code, within 90 days after the discovery thereof by the Sellers, the Depositor, the Servicer, the Indenture Trustee, the Purchaser or the Issuer or (ii) purchase such Mortgage Loan from the Issuer at the price and in the manner set forth in
Section 3.1(d) of the Purchase Agreement; provided, that either GMACM or Witmer shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Mortgage Loan, provided that such substitution occurs within two years following the Closing Date. In the event that either GMACM or Witmer elects to substitute one or more Eligible Substitute Loans pursuant to Section 3.1(d) of the Purchase

Agreement, such party shall deliver to the Custodian or the Servicer, in accordance with the Purchase Agreement with respect to such Eligible Substitute Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to such party on the next succeeding Payment Date except to the extent that a payment less than the applicable Monthly Payment has been received by the Issuer for such month in respect of the Mortgage Loan to be removed. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Owner Trustee and Indenture Trustee.

        It is understood and agreed that the obligation of GMACM or Witmer to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against either GMACM or Witmer. In connection with the purchase of or substitution for any such Mortgage Loan by either GMACM or Witmer, the Issuer shall assign to such party all of its right, title and interest in respect of the Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Custodian, and the Custodian shall deliver the Mortgage Notes to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer that the Indenture Trustee shall execute.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01   The Servicer.

(a) The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement, the terms of any provisions of any related Primary Insurance Policy and that shall be normal and usual in its general mortgage servicing activities. The Servicer shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of itself, the Issuer and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer of a Primary Insurance Policy, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In addition, the Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Servicer a limited power of attorney substantially in the form of Exhibit B hereto. The Servicer is further authorized and empowered by the Issuer and the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer, with no right of reimbursement.

        Notwithstanding the foregoing, subject to Section 3.02(a), the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder and cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or, except as provided in Section 11.01(f) of the Indenture, cause the imposition of a tax upon either of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code).

        If the Mortgage did not have a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may not consent to the placing of a Lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage had a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may not consent to the refinancing of such prior senior Lien.

               The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) All costs incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Noteholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(iii).

(c) All other documents contained in the Mortgage File and any original documents relating to the Mortgage Loans not contained in the Mortgage File or delivered to the Custodian, if any, or the Indenture Trustee are and shall be held by the Servicer in trust as agent for the Indenture Trustee on behalf of the Noteholders.

Section  3.02  Subservicing   Agreements   Between  Servicer  and  Subservicers;
Enforcement of Subservicers' and Sellers' Obligations

        The Servicer may enter into Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Any Subservicer of a Mortgage Loan insured by the FHA must be an FHA- approved servicer and any Subservicer of a Mortgage Loan guaranteed by the VA must be a VA- approved servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Servicer in respect of such Mortgage Loan. Any Subservicing Fee shall be paid by the Servicer out of the Servicing Fee for the related Mortgage Loans. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer.

Section 3.03   Successor Subservicers

        The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

Section 3.04   Liability of the Servicer

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Indenture Trustee, Issuer and the Credit Enhancer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer or a Seller for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05 No Contractual Relationship Between Subservicer and Indenture Trustee or Issuer.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and the Indenture Trustee and the Issuer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06.

Section 3.06   Assumption of Subservicing Agreements by Trustee.

(a) If the Servicer shall for any reason no longer be the servicer (including by reason of a Servicing Default), the Indenture Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that may have been entered into. The Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

        The Servicer shall, upon request of the Indenture Trustee but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

        The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Indenture Trustee and the Issuer; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders or Credit Enhancer (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original maturity date based on the original Loan Rate. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. Notwithstanding the foregoing, any permitted extension of the final maturity date of a Mortgage Loan shall not exceed the end of the Due Period preceding the Final Payment Date. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Mortgage Loans will be included in the Servicing Certificate, and such Mortgage Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

        The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts held in trust, entitled "GMACM Mortgage Loan Trust 2003-GH1." Each Custodial Account shall be an Eligible Account. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through securities of other series, and the other accounts of the Servicer.

        Within two Business Days of receipt, except as otherwise specifically provided herein, the Servicer shall deposit or cause to be deposited in the Custodial Account the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on such Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder:

(i) all payments of principal of or interest on the Mortgage Loans received or any advance made by a Subservicer or any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred, net of any portion of the interest thereof retained by any Subservicer as subservicing fees;

(ii) Net Liquidation Proceeds, net of any related Foreclosure Profit, and all Recovery Amounts;

(iii) all proceeds of any Mortgage Loans repurchased by a Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

(iv)           Insurance   Proceeds,   other  than  Net  Liquidation   Proceeds,
               resulting from any insurance policy maintained on a Mortgaged Property; and

(v)            amounts  required to be paid by the Servicer  pursuant to Section
               8.08;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. Notwithstanding the foregoing, the Servicer may, in accordance with its normal servicing procedures, hold payments by a Mortgagor representing partial payments of a Monthly Payment that are not applied to principal or interest on the Mortgage Loans in a separate account, which shall be an Eligible Account, until such amounts are applied by the Servicer to principal or interest on the Mortgage Loans. At such time, the Servicer shall deposit such amounts into the Custodial Account and apply such amounts as payments of principal or interest on the Mortgage Loans, as applicable. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.17 hereof), or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Servicer shall retain all Foreclosure Profits as additional servicing compensation.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan received in any calendar month, the Servicer may elect to treat such amounts as included in the Interest Collection and Principal Collections for the Payment Date in the month of receipt, but is not obligated to do so. If the Servicer so elects, such amounts will be deemed to have been received on the last day of the month prior to the receipt thereof.

        The Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which investments shall mature not later than the Business Day preceding the next succeeding Payment Date, and which investments shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

Section 3.08   Subservicing Accounts; Servicing Accounts.
               -----------------------------------------

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall be acceptable to the Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before each Determination Date, the Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Servicer.

(b) In addition to the Custodial Account and the Note Payment Account, the Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall be hold in trust, entitled "GMAC Mortgage Corporation Servicing Account in trust for the benefit of the of the Holders of GMACM Mortgage Loan Trust 2003-GH1." Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.08. As part of its servicing duties, the Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(c) The Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09   [Reserved].

Section 3.10   Permitted Withdrawals from the Custodial Account.
               ------------------------------------------------

(a) The Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section
3.07 that are attributable to the Mortgage Loans for the following purposes:

               (i) on each Determination Date, the Servicer shall determine the aggregate amounts to be withdrawn from the Custodial Account and applied pursuant to Section 3.05(a) of the Indenture and, prior to the close of business on the Business Day prior to the related Payment Date, shall withdraw such amounts from the Custodial Account and deposit such amounts into the Note Payment Account to be distributed by the Paying Agent in accordance with and in the order or priority set forth in
        Section 3.05(a) of the Indenture for such Payment Date;

               (ii) to pay to itself from any monthly payments received from the Mortgagors, the amount of such payment that represents principal and interest accrued on the related Mortgage Loan for any period prior to the Cut-Off Date;

               (iii)  to  reimburse  itself  or  the  related   Subservicer  for
        previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

               (iv) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.14, an amount equal to the related Servicing Fee and the Recovery Fee (to the extent not retained), and to pay to any Subservicer any subservicing fees not previously withheld by such Subservicer;

               (v) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any (i) interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01, and (ii) Foreclosure Profits (to the extent permitted by law);

               (vi) to pay to itself or the related Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the related Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

               (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided by Section 3.10(c), any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Servicer, default is reasonably foreseeable pursuant to Section 3.07, to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan;

               (viii) to reimburse itself for Servicing  Advances expended by it
        (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
        (iii) above;

               (ix) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to
        Section 3.07;

               (x) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 3.11, 3.13, 3.14(c), 6.03 or otherwise;

               (xi) at its option, for so long as it is the sole Certificateholder, to pay to itself from amounts otherwise required to be remitted to the Distribution Account in accordance with Section 3.05(a)(xvii) of the Indenture, all amounts payable to it as a Certificateholder on the related Payment Date; and

               (xii) if the Servicer is not GMAC Mortgage Corporation, to reimburse itself for amounts paid to the Custodian pursuant to Section
        3.4 of the Custodial Agreement.

        (b) Since,  in connection  with  withdrawals  pursuant to clauses (iii),
(iv), (v) and (vi), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.10 or otherwise reimbursable pursuant to the terms of this Agreement that the Servicer determines to be otherwise nonrecoverable (except with respect to any Mortgage Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

        (c) The Servicer shall be entitled to reimburse itself or the related Subservicer pursuant to clause 3.10(a)(vii) for any advance made in respect of a Mortgage Loan that the Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any day prior to the close of business on the Business Day prior to the related Payment Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Business Day shall be limited to an amount not exceeding the portion of such advance previously paid to Noteholders (and not theretofore reimbursed to the Servicer or the related Subservicer).

Section  3.11  Maintenance  of  Hazard  Insurance  and  Omissions  and  Fidelity
Coverage.

(a) The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) hazard insurance with extended coverage in an amount which is equal to the lesser of (i)(A) the greater of the principal balance owing on such Mortgage Loan and (B) the percentage such that the proceeds thereof shall be sufficient to prevent the application of a co-insurance clause; if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended; or (ii) 100 percent of the insurable value of the improvements. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 3.02, any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Noteholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.07. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

        If the Servicer shall obtain and maintain a blanket hazard insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.11, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.11 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer shall be made on the last Business Day of the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Indenture Trustee and the Issuer, claims under any such blanket policy.

(b) The Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of coverage, taken together, shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, with respect to the Servicer if the Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements set forth above.

Section  3.12  Maintenance  of  the  Primary  Insurance  Policies;   Collections
Thereunder.

(a) The Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect a Primary Insurance Policy in the case of each Mortgage Loan that had a Primary Insurance Policy on the Cut-Off Date in accordance with the terms and conditions of such Mortgage
Loan. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Notes and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage backed securities having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Notes as of the Closing Date by such Rating Agency. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Servicer, the Subservicer, if any, the Indenture Trustee and Issuer, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10.

Section 3.13 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Indenture Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause REMIC I or REMIC II to fail to qualify as REMICs under the Code, or (subject to Section 11.01(f) of the Indenture), result in the imposition of any tax on "prohibited transactions" or
(ii) constitute "contributions" after the start-up date under the REMIC Provisions. Upon receipt of appropriate instructions from the Servicer in accordance with the foregoing, the Indenture Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Servicer. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Indenture Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or such Subservicer as additional servicing compensation.

(c) The Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. Any fee collected by the Servicer or the related Subservicer for processing such a request will be retained by the Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Indenture Trustee and Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Indenture Trustee and Servicer with a "Lender Certification for Assignment of Mortgage Loan", in form and substance satisfactory to the Trustee and Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least
0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14   Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Servicer shall, consistent with Section 3.01, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, as shall meet the requirements under any Required Insurance Policy or, if applicable, the requirements established by the FHA or VA, and as shall be consistent with the provisions of this Agreement. With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Indenture Trustee, which shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. The Indenture Trustee's name shall be placed on the title to such REO Property solely as the Indenture Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Indenture Trustee's capacity thereunder. The Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Notes of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Servicer pursuant to this
Section 3.14(a), the Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one (1) mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

        The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae guidelines, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Noteholders.

        Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Indenture Trustee of written notification of such deposit signed by a Servicing Officer, the Indenture Trustee or any Custodian, as the case may be, shall release to the Servicer the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Estate. Notwithstanding any provision of this Agreement, a Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Servicer to be received in connection therewith have been received; provided, however, that the Servicer may continue to pursue recovery of such Mortgage Loan and any subsequent collections, minus any Recovery Fee, with respect to any such Mortgage Loan shall be deposited into the Custodial Account. If the Servicer continues to pursue recovery, the Servicer shall continue to be entitled to the Servicing Fee with respect to that Mortgage Loan and to be reimbursed for any advances and expenses as though such Mortgage Loan continued to be an Outstanding Mortgage Loan hereunder. Notwithstanding the foregoing or any other provision of this Agreement, in the Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Estate as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture, which shall hold the same in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held in the Trust Estate until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a Curtailment of the related Mortgage Loan.

(c) Any proceeds from foreclosure proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Net Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority: first, to reimburse the Servicer or the related Subservicer in accordance with this
Section 3.14; second, to pay the Servicer or the related Subservicer all Servicing Fees and unreimbursed Advances payable therefrom; third, to pay accrued and unpaid interest on such Mortgage Loan and any related REO Imputed Interest, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Note Payment Account or Custodial Account; and fourth, as a recovery of principal on such Mortgage Loan. Any remaining amount shall constitute Foreclosure Profits.

        In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer on behalf the Trust shall dispose of such Mortgaged Property as soon as practicable, giving due consideration to the interests of the Noteholders and the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each of REMIC I or REMIC II as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Servicer obtains for the Indenture Trustee an Opinion of Counsel, addressed to the Indenture Trustee and the Servicer, to the effect that the holding by the Trust of such Mortgaged Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the

Trust to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.03. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust in such a manner or pursuant to any terms that would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I or REMIC II to the imposition of any federal income taxes on the income earned from such Mortgaged Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

Section 3.15   Trust Estate; Related Documents.
               -------------------------------

(a) When required by the provisions of this Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) If from time to time the Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, the Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Servicer do not meet the above qualifications, such documents shall promptly be returned by the Custodian to the Servicer, with a direction to the Servicer to forward the correct documentation.

(c) Upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit C hereto, to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and such Mortgage Loan has been terminated or that substantially all Net Liquidation Proceeds that have been determined by the Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Net Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Servicer. The Indenture Trustee shall execute such
Related Documents, along with such documents as the Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Mortgage Loan, upon request of the Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer requests the

Custodian to release the Related Documents and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Servicer, the Custodian shall release such Related Documents to the Servicer. If such Mortgage Loans shall be liquidated and the Custodian receives a certificate from the Servicer as provided above, then, upon request of the Servicer, the Custodian shall release the trust receipt to the Servicer.

Section 3.16 Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Mortgage Loan during the preceding calendar month. Upon receipt of payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto and to cause the removal from the registration on the MERS system of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodian shall, upon request of the Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, in the form attached hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Mortgage Note to the Servicer. The Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return such Mortgage Note to the Custodian (as specified in such receipt) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that specified above, such trust receipt shall be released to the Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions of the Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Servicer, promptly execute an appropriate assignment in the form provided by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of such Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto into the Custodial Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

Section 3.17   Servicing Compensation.

(a) The Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iv), (v) and (vi) of Section 3.10(a). The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(iii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon at a per annum rate equal to the related Net Loan Rate (or the Modified Net Loan Rate in the case of a Modified Mortgage Loan) and any related REO Imputed Interest, the Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, the Recovery Fee, assumption fees, late payment charges, investment income on amounts in the Custodial Account or otherwise shall be retained by the Servicer or the Subservicer to the extent provided herein.

(c) The Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, certain expenses of the Trustee as provided in Section 8.05, and the fees and expenses of any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

(d)  The  Servicer's  right  to  receive  servicing   compensation  may  not  be
transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Servicer under this Agreement.

Section 3.18   Annual Statement as to Compliance.
               ---------------------------------

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Depositor, the Credit Enhancer and the Underwriter, beginning March 31, 2004, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under any servicing agreements to which it is a party, including this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Issuer, the Credit Enhancer and the Indenture Trustee promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

Section 3.19 Annual Servicing Report. Beginning March 31, 2004, and on or before March 31 of each year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which firm may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Credit Enhancer, the Depositor, the Underwriter and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20 Access to Certain Documentation and Information Regarding the Mortgage Loans. Whenever required by statute or regulation, the Servicer shall provide to any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.20 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.20 as a result of such obligation shall not constitute a breach of this Section 3.20.

Section 3.21 Maintenance of Certain Servicing Insurance Policies. The Servicer shall, during the term of its service as servicer, maintain in force and effect
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and fidelity bond shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, for Persons performing servicing for mortgage loans purchased by such entity.

Section 3.22 Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports with respect to the Mortgage Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2003, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (a) on behalf of the Issuer, acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a

Mortgage Loan, or (b) knew or had reason to know that any Mortgaged Property had been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.23   Administration of Buydown Funds.
               -------------------------------

(a) With respect to any Buydown Mortgage Loan, the Servicer will withdraw from the account that satisfies the requirements for a Subservicing Account (the "Buydown Account") the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and deposit that amount in the Custodial Account together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Servicer shall withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy), the Servicer shall withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and deposit the same in the Custodial Account or, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                              Servicing Certificate

Section 4.01   Statements to Securityholders.
               -----------------------------

(a) With respect to each Payment Date, on the Business Day preceding the related Determination Date, the Servicer shall forward the Servicing Certificate and shall prepare and deliver to the Indenture Trustee and the Credit Enhancer, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall make a monthly statement available to each Certificateholder, each Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency. The monthly statement shall set forth the following information as to the Notes and Certificates, to the extent applicable:

(i) the aggregate amount of (a) Interest Collections and (b) Principal Collections, for the related period;

(ii) the amount of such distribution as principal to the Noteholders of each Class of Notes;

(iii) the amount of such distribution as interest to the Noteholders of each Class of Notes;

(iv)    the amount of such distribution to the Certificateholders;

(v) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the preceding Due Period, the aggregate Stated Principal Balance of the fixed rate Mortgage Loans, and the aggregate Stated Principal Balance of the adjustable rate Mortgage Loans;

(vi) the number and aggregate Stated Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days and 150-179 days, respectively, (b) the related Mortgaged Property of which has been foreclosed upon and (c) as to which the related Mortgaged Property has become REO Property, in each case as of the end of the preceding Due Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

(vii) the number and aggregate Stated Principal Balances of Land Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days and 150-179 days, respectively, (b) the related Mortgaged Property of which has been foreclosed upon and (c) as to which the related Mortgaged Property has become REO Property, in each case as of the end of the preceding Due Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

(viii) the aggregate Liquidation Loss Amounts and Substitution Adjustment Amounts with respect to the related Payment Date, the amount distributed as principal to Noteholders in respect of Liquidation Loss Amounts and the aggregate of the Liquidation Loss Amounts from all Payment Dates to date expressed as dollar amount and as a percentage of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans;

(ix) the aggregate Note Balance of each Class of Notes and the Certificate Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

(x) the Percentage Interest applicable to each of the Securities, after application of payments made on such Payment Date;

(xi) the Overcollateralization Amount and the Required Overcollateralization Amount as of the Payment Date;

(xii) the weighted average of the Net Loan Rates for the Mortgage Loans for the related Due Period;

(xiii)  any Deficiency Amount;

(xiv)   the Twelve Month Loss Amount (minus the amount of any Recovery Amounts);
        and

(xv) the Rolling Three Month Delinquency Rate for such Payment Date and the two preceding Payment Dates.

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a $25,000 denomination.

        If a Servicing Default shall occur, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall forward or cause to be forwarded by mail to each Certificateholder, each Noteholder, the Depositor, the Credit Enhancer, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement to such effect, including the nature of such Servicing Default. Such statement may be included in, or separate from, the regular statement sent to Securityholders.

        The Indenture Trustee will make the monthly statement to Securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders, the Credit Enhancer, and other parties to this Agreement via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at "www.abs.bankone.com". Assistance in using the website can be obtained by calling the customer service desk at (800) 524-9472. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first Class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the statements to Securityholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) [Reserved].

(c) The Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and/or Distribution Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Servicer of such amounts shall, in the absence of obvious error, be deemed to be presumptively correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Servicer shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

(d) On or before 2:00 P.M. New York time on each Business Day immediately preceding each Payment Date, the Servicer shall either (i) deposit in the Note Payment Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Servicer in respect of the related Payment Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Loan Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, on the Mortgage Loans outstanding as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Note Payment Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Servicer by deposit in the Note Payment Account on or before 11:00 A.M. New York time on any future Business Day immediately preceding each Payment Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Note Payment Account on such Payment Date shall be less than payments to Securityholders required to be made on the following Payment Date. Such allocations shall be conclusive for purposes of reimbursement to the Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10(a).

        The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Indenture Trustee.

        If the Servicer determines as of the Business Day preceding any Note Payment Account Deposit Date that it will be unable to deposit in the Note
Payment Account an amount equal to the Advance required to be made for the immediately succeeding Payment Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Note Payment Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Indenture Trustee shall have been notified in writing (by telecopy) that the Servicer shall have directly or indirectly deposited in the Note Payment Account such portion of the amount of the Advance as to which the Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with Section 7.01 and (b) assume the obligations of the Servicer hereunder, including the obligation to deposit in the Note Payment Account an amount equal to the Advance for the immediately succeeding Payment Date and such other rights and obligations set forth in Section 7.02 hereof.

        The Indenture Trustee shall deposit all funds it receives pursuant to this Section 4.01 into the Note Payment Account.

Section 4.02   Tax Returns and 1934 Act Reports

        (a) The Servicer will act as the Tax Matters Partner pursuant to the Trust Agreement and the Indenture and will perform the obligations of the Servicer set forth in Section 8.02 of the Trust Agreement and the obligations of the Tax Matters Partner set forth in Article XI of the Indenture.

        (b) The Indenture Trustee shall, on behalf of the Depositor and in respect of the Trust Fund, prepare and cause to be filed with the Commission and the Servicer shall execute any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Indenture Trustee shall timely provide to the Servicer (I) a list of Noteholders as shown on the Note Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Indenture Trustee, as trustee, or the Trust Estate that are received by the Indenture Trustee,
(III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Indenture Trustee, have been submitted to a vote of the Noteholders or Certificateholders, other than those matters that have been submitted to a vote of the Noteholders or Certificateholders at the request of the Depositor or the Servicer, and (IV) notice of any failure of the Indenture Trustee to make any distribution to the Noteholders or Certificateholders as required pursuant to the Indenture or Trust Agreement, as applicable. Neither the Indenture Trustee nor the Servicer shall have any liability with respect to Indenture Trustee's failure to properly prepare or file, or the Servicer's failure to execute, such periodic reports resulting from or relating to the Indenture Trustee's or the Servicer's, as the case may be, inability or failure to maintain or obtain any information not resulting from the Indenture Trustee's or the Servicer's, as the case may be, own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.01(c) shall include a certification, signed by the senior officer in charge of the servicing functions of the Servicer, in the form attached as Exhibit D-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Indenture Trustee shall provide the Servicer with a back-up certification substantially in the form attached hereto as Exhibit D-2.

        (c) The Indenture Trustee shall prepare all reports on behalf of the Trust Estate, including, but not limited to, all Forms 8-K, Forms 10-K and, when applicable, a Form 15 that are required under the Securities Exchange Act of 1934, as amended. The Indenture Trustee shall continue to file all Forms 8-K and Forms 10-K with respect to the Trust Estate until directed by the Depositor in writing to discontinue such filings.

                                   ARTICLE V

                              Note Payment Account

Section 5.01 Note Payment Account. The Indenture Trustee shall establish and maintain an Eligible Account entitled "Bank One, National Association, as Indenture Trustee, for the benefit of the Securityholders and the Credit
Enhancer, the Certificate Paying Agent, pursuant to the Indenture, dated as of April 8, 2003, between GMACM Mortgage Loan Trust 2003-GH1 and Bank One, National Association" (the "Note Payment Account"). On each Payment Date, amounts on deposit in the Note Payment Account shall be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall invest or cause the institution maintaining the Note Payment Account to invest the funds therein in Permitted Investments selected in writing by the Servicer and designated in the name of the Indenture Trustee, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that any investment in the institution with which the Note Payment Account is maintained may mature on such Payment Date) and shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Servicer out of its own funds immediately as realized.

                                   ARTICLE VI

                                  The Servicer

Section 6.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service mortgage loans, is willing to service the Mortgage Loans and executes and delivers to the Issuer an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and provided further, that no Rating Event will occur as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency and determined without regard to the Policy in the case of the Class A-5 Notes); and provided further, that the Owner Trustee shall receive an Opinion of Counsel to the effect that such assignment or delegation will not cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this
Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04 Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) the Servicer shall have proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee; and (ii) each Rating Agency shall have delivered a letter to the Issuer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not cause a Rating Event (determined without regard to the Policy in the case of the Class A-5 Notes), provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (a) above, the Indenture Trustee, as pledgee of the Mortgage Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Mortgage Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, that agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

Section 6.06 Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification.

(a) After the Closing Date, the Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to,


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

        reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust and, in the case of the Indenture Trustee, for so long as GMACM is the Servicer shall be as set forth in the letter agreement between the Indenture Trustee and the servicer dated June 28, 2001) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Agreement, the Indenture or the Trust Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith. In addition, the Indenture Trustee shall be entitled to be reimbursed from the Servicer for all reasonable costs associated with the transfer of servicing from the predecessor servicer pursuant to Section 7.02 hereunder, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

(b) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer.

No termination of this Agreement or resignation or removal of the Indenture Trustee shall affect the obligations created by this Section 6.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

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

        Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Agreement.

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

                                  ARTICLE VII

                                     Default

Section 7.01   Servicing Default.

(a) If a Servicing Default shall occur and be continuing, then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer or the Indenture Trustee may terminate all of the rights and obligations of the Servicer as servicer under this Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination, and the Issuer or the Indenture Trustee, may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee, as pledgee of the Mortgage Loans, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Issuer and Indenture Trustee, as the case may be, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans, the recordation of Assignments of Mortgages to the Indenture Trustee if MERS is not the mortgagee of a Mortgage Loan, and the delivery of Mortgage Files in its possession to the Indenture Trustee. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this
Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

(b) Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under clause (i) or (ii) of the definition of Servicing Default, after the applicable grace periods specified therein, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement. The Servicer shall provide the Indenture Trustee and the Securityholders with notice of any such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and the Issuer in writing of any Servicing Default.

Section 7.02   Indenture Trustee to Act; Appointment of Successor.
               --------------------------------------------------

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Mortgage Loans shall itself become, or shall appoint an affiliate of the Indenture Trustee to become the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make Advances on Mortgage Loans under
Section 4.01(d) and will be subject to all other responsibilities, duties and liabilities relating thereto placed on the Servicer, including the obligations to make Advances which have been or will be required to be made, by the terms and provisions hereof as soon as practicable, but in no event later than 90 days after the Indenture Trustee becomes successor servicer. During such 90 day period, the Indenture Trustee may require the Servicer being terminated to continue to perform such servicing responsibilities (other than making advances on the Mortgage Loans under Section 3.02(b)) as the Indenture Trustee deems appropriate. In such event, the Servicer being terminated shall provide such services as directed by the Indenture Trustee until the earliest of the date the Indenture Trustee notifies such Servicer to discontinue providing such services, the date on which a successor servicer or the Indenture Trustee has assumed all responsibilities, duties and liabilities of the Servicer hereunder or the expiration of the 90 day period. The Servicer shall be entitled to the Servicing Fee hereunder for any period during which the Servicer is obligated to provide such services as if no termination of the Servicer had occurred. Nothing in this Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as Seller under the Purchase Agreement (other than Advances deemed recoverable and not previously made), (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any losses on any Permitted Investment directed by any other Servicer, or (v) be responsible for the representations and warranties of the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, if the Indenture Trustee is (x) unwilling to act as successor Servicer itself or to appoint an affiliate to become successor Servicer, or (y) legally unable so to act, the Indenture Trustee as pledgee of the Mortgage Loans may (in the situation described in clause (x)) or


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

shall (in the situation described in clause (y)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; and provided that the appointment of any such successor Servicer will not result in a Rating Event (determined without regard to the Policy in the case of the Class A-5 Notes). Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee itself shall act or appoint an affiliate to act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Servicer would otherwise have received pursuant to Section 3.09 (or such other compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement and the requirements (including any notice requirements) of applicable law, as shall be necessary to effectuate any such succession. Notwithstanding the foregoing, the Indenture Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts or for failing to take any action that the Indenture trustee is legally prohibited from taking by applicable law.

(b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during its term as Servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13.

(c) Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording


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

office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (d). The successor Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03 Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Issuer and each Rating Agency.

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

                                  ARTICLE VIII

                            Miscellaneous Provisions

Section 8.01 Amendment. This Agreement may be amended from time to time by the parties hereto; provided, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment will not result in a Rating Event (determined without regard to the Policy in the case of the Class A-5 Notes); and provided further, that the Indenture Trustee shall consent thereto and a tax opinion to the effect that neither such amendment nor any action permitted by such amendment and not otherwise permitted by this Agreement will cause either REMIC I or REMIC II to fail to qualify as a REMIC or give rise to the imposition of a tax on "prohibited transactions" of a REMIC, or prohibited contributions to a REMIC, on either REMIC I or REMIC II. Any amendment which could adversely affect the interests of the Credit Enhancer of the holders of the Class A-5 Notes shall require the prior written consent of the Credit Enhancer, which consent will not be unreasonably withheld.

Section 8.02 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044, Attention: Anthony Renzi, (b) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10001, (c) in the case of Standard & Poor's, 55 Water Street, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, (d) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, (e) in the case of the Issuer, GMACM Mortgage Loan Trust 2003-GH1, c/o the Owner Trustee at the address set forth in clause (d) above, and (f) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, with a copy to Bank One, National Association, 1 Bank Plaza, Suite 1L1-0126, Chicago, Illinois 60670-0126, Attention: GMACM 2003-GH1; or, with respect to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required or permitted to be mailed to a Securityholder shall be given by first Class mail, postage prepaid, at the address of such Securityholder as shown in the Note Register or Certificate Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the related Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation, and the Indenture Trustee shall have no liability for failure to deliver any such notice or document to any Rating Agency.

Section 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Securities or the rights of the Securityholders.

Section 8.05 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 8.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08 Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans; Partial Redemption.

(a) The respective obligations and responsibilities of the Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or the Trust Agreement is terminated, or

(ii) the purchase by the Servicer from the Issuer of all Mortgage Loans and REO Property in accordance with Section 8.08(b).

(b) The Servicer shall have the right to purchase from the Issuer all of the Mortgage Loans and REO Property if the Pool Balance as of any Payment Date is less than 10% of the Pool Balance as of the Cut-off Date (provided that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be distributed to Securityholders), at a price equal to 100% of the aggregate unpaid Stated Principal Balance of all such remaining Mortgage Loans (and, in the case of REO Property, the fair market value of the REO Property) (net of any unreimbursed Advances attributable to principal), plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and any unpaid Servicing Fee shall be deemed to have been paid at such time).

If such right is exercised by the Servicer, the Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans and shall deposit the amount calculated pursuant to this Section 8.08(b) with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the

Indenture Trustee or Custodian shall release to the Servicer, the files pertaining to the Mortgage Loans being purchased. The Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Mortgage Loans are to be released to the Servicer, appropriate documents assigning each such Mortgage Loans from the Indenture Trustee or the Issuer to the Servicer or the appropriate party.

Section 8.09 Certain Matters Affecting the Indenture Trustee. For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10 Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Servicer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness thereof. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Agreement, of any Basic Document or Related Document, or of the Certificates (other than the signatures of the Owner Trustee and the Indenture Trustee on the Certificates) or the Notes. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including the compliance by the Depositor, the Sellers or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation, or any action of any person taken in the name of the Owner Trustee or the Indenture Trustee.

Section 8.11 Credit Enhancer. The Servicer shall designate a person who shall be available to the Credit Enhancer to provide reasonable access to information regarding the Mortgage Loans and the servicing practices and policies of the Servicer with respect thereto.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                          GMAC MORTGAGE CORPORATION,
                             as Servicer



                          By:
                                 ----------------------------------------
                                 Name:
                                 Title:


                          GMACM MORTGAGE LOAN TRUST 2003-GH1, as Issuer

                          By:    Wilmington Trust Company, not in its
                                 individual capacity but solely as
                                 Owner Trustee



                          By:
                                 ----------------------------------------
                                 Name:
                                 Title:


                          BANK ONE, NATIONAL ASSOCIATION,
                             as Indenture Trustee



                          By:
                                 ----------------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE




                          [TO BE PROVIDED UPON REQUEST]

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

                         KNOW ALL MEN BY THESE PREMISES:

        That Bank One, National Association, as indenture trustee (the "Indenture Trustee"), under the indenture dated as of April 8, 2003 (the
"Indenture"), between GMACM Mortgage Loan Trust 2003-GH1, as issuer and the Indenture Trustee, a national banking association organized and existing under the laws of the United States of America, and having its principal office located at 1 Bank One Plaza, Suite IL1-0481, Chicago, Illinois 60670-0481, hath made, constituted and appointed, and does by these presents make, constitute and appoint GMAC Mortgage Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgages securing a Mortgage Loan and the related Mortgage Notes for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of such Mortgage Note secured by any such Mortgage) and for which GMAC Mortgage Corporation is acting as Servicer pursuant to a Servicing Agreement dated as of April 8, 2003 (the "Servicing Agreement").

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage as insured.

2. The subordination of the Lien of a Mortgage to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this Section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

        a. The substitution of trustee(s) serving under a Mortgage, in accordance with state law and the Mortgage;

        b.     Statements of breach or non-performance;

        c.     Notices of default;

        d. Cancellations/rescissions of notices of default and/or notices of sale;

        e.     The taking of a deed in lieu of foreclosure; and

        f. Such other documents and actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.      The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage and the related Mortgage Note, in connection with the repurchase of the Mortgage Loan secured and evidenced thereby.

8. The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of any modification pursuant to
        Section 3.01 of the Servicing Agreement.

10. The subordination of the Lien of a Mortgage, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

        The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

        Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

        Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                               BANK ONE, NATIONAL ASSOCIATION,
                                   not in its individual capacity
                                   but solely as Indenture Trustee



                               By:
                                      ----------------------------------------
                                      Name:
                                      Title:

STATE OF                     )
                             SS.
COUNTY OF                    )


        On this day of , 2003, before me the undersigned, Notary Public of said State, personally appeared , personally known to me to be duly authorized officers of Bank One, National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of Bank One, National Association therein named, and acknowledged to me such Bank One, National Association executed the within instrument pursuant to its by-laws.

                             WITNESS  my  hand  and   official
seal.




                             Notary Public in and for the
                             State of
                                     --------------------------------




After recording, please mail to:





Attn:
     -------------------------------

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)          Mortgage Loan
Prepaid in Full                                    Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."




GMAC Mortgage Corporation
Authorized Signature

******************************************************************************
TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:       [  ]   Mortgage Note
                          [  ]   Mortgage or Deed of Trust
                          [  ]   Assignment(s) of Mortgage or Deed of Trust
                          [  ]   Title Insurance Policy
                          [  ]   Other:


Name
    --------------------------------

Title
     -------------------------------

Date
    ------------------

                                   EXHIBIT D-1

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of GMACM Mortgage Loan Trust 2003-GH1 (the "Trust"), the assets of which are serviced pursuant to the Servicing Agreement dated April 8, 2003 (the "Servicing Agreement") among the Trust, GMAC Mortgage Corporation (the "Servicer") and Bank One, National Association (the "Indenture Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement is included in these reports;

        4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the review required under the Servicing Agreement, and, except as disclosed in the report, the Servicer has fulfilled its obligations under the Servicing Agreement; and

        5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant , after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers, or similar procedure, as set forth in the Servicing Agreement, that is included in these reports.

     [In  giving  the   certifications   above,  I  have  reasonably  relied  on
information provided to me by the following unaffiliated parties: [Bank One, National Association], [ ].

     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.



        ____________________________*
        Name:
        Title:

* to be signed by the senior officer in charge of the servicing functions of the Servicer

                                   EXHIBIT D-2

             FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE


        The undersigned, a Responsible Officer of Bank One, National Association (the "Indenture Trustee") certifies that:

        (a) The Indenture Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Servicing Agreement dated as of April 8, 2003 (the "Agreement") by and among GMACM Mortgage Loan Trust 2003-GH1, as depositor, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the information that is provided by the Indenture Trustee pursuant to Section 4.01(c) of the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.



        ----------------------------
        Name:
        Title: